Exhibit 10.1.16

                            SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE ("Second Amendment") is made and entered into as of March 16, 1999 by and between Northern Trust Bank of California N.A., not individually but as Special Trustee under agreement dated March 2, 1998 and known as Trust Number 22-48166, The Northern Trust Company, as Custodian for the Motion Picture Industry Individual Account Plan, First Hawaiian Bank, as Custodian for the Hawaii Carpenters Pension Fund, Basis PRE, Inc., a California corporation, Supplemental PRE, Inc., a California corporation, and Wells Fargo Bank, N.A. (successor by merger to First Interstate Bank of California), as Corporate Co-Trustee for the Western States Office & Professional Employees Pension Fund ("Landlord") and Komag Material Technology, Inc., a California corporation ("Tenant").

     I. Landlord's predecessor in interest and Tenant entered into that certain lease ("Lease") dated May 2, 1989, and that certain Amendment to Lease dated November 1, 1993 ("First Amendment") for certain property ("Premises') situated at Stony Point West Business Park ("Park"), Santa Rosa, California, as more particularly set forth in the Lease.

     II. Landlord's predecessor in interest, owner of the Park, sold the Premises to Landlord and as a consequence references to the Park in the Lease are no longer applicable to the Lease obligations of Tenant.

     III. The parties wish to extend the Term of the Lease and make other modifications thereto.

     IV. This Second Amendment supersedes the First Amendment.

     Therefore, in consideration of the mutual covenants and agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

     A. The First Amendment is hereby replaced with this Second Amendment effective as of May 1, 1999. The Lease as amended by this Second Amendment shall govern the rights and obligations of Landlord and Tenant for the New Term (as defined below) and the First Amendment shall not be applicable to the New Term.

     B. References to the "Park" in the Lease, unless intended to include the "Premises", are to be disregarded and any Tenant obligations regarding the Park or Park Operating Expenses are not applicable.

     C. Unless otherwise stated, any capitalized term in this Second Amendment is hereby given the same meaning as set forth in the Lease.

     D. Tenant accepts the Premises in their "as is" condition on commencement of the New Term.

     E. Section 3.01 of the Lease is modified to provide as follows: The Term of this Lease shall be for five (5) years commencing on May 1, 1999 and ending on April 30, 2004 ("New Term").

     F. Section 3.02(a) is deleted and replaced by: Provided that Tenant is not in default under this Lease at the time of exercise of the right to extend and on April 30, 2004, the expiration date of the New Term ("New Term Expiration Date"), Tenant shall have the right, at its option, to extend this Lease for one
(1) period of five (5) years ("New Term Extension Term") commencing on May 1, 2004.

     Section 3.02(b) is deleted and replaced by: If Tenant elects to extend this Lease for the New Term Extension Term, Tenant shall give unequivocal written notice ("New Term Extension Exercise Notice") of its exercise to Landlord not less than one hundred eighty (180) days, nor more than three hundred sixty (360) days prior to the New Term Expiration Date. Tenant's failure to give the New Term Exercise Notice in a timely manner shall be deemed a waiver of Tenant's right to extend. The terms, covenants and conditions applicable to the New Term Extension Term shall be the same terms, covenants and conditions of this Lease as amended by this Second Amendment, except that (i) Tenant shall not be entitled to any further option to extend after the New Term Extension Term, and
(ii) the Base Rent for the Premises shall be increased (but not decreased) as provided in this Amended Section 3.02.

     Section 3.02(c) is amended to change the phrase "First Exercise Notice" wherever it appears to "New Term Exercise Notice," and the phrase "First Extension Term" is changed to "New Term Extension Term," wherever it appears, and the phrase "Term" is changed to "New Term," wherever it appears, so that Base Rent for the New Term Extension Term will be full market rent to be determined as provided in Section 3.02(c)(i) through (iv).

     Section 3.02(d) is deleted.

     G. The following shall be added at the end of Section 4.01 of the Lease:

     The monthly Base Rent for the New Term shall be as follows:

Months 1-12 (May 1, 1999-April 30, 2000): $44,538 per Month; $534,456 per Year

Months 13-24 (May 1, 2000-April 30, 2001):$46,231 per Month; $554,772 per Year

Months 25-36 (May 1, 2001-April 30, 2002):$47,998 per Month; $575,856 per Year

Months 37-48 (May 1, 2002-April 30, 2003):$49,811 per Month; $597,732 per Year

Months 49-60 (May 1, 2003-April 30, 2004):$51,704 per Month; $620,448 per Year

     H. Section 4.03 is amended to add the following:

Base Rent for the New Term includes the following Operating Expenses: (a) real estate taxes described in Section 5.01, (b) exterior landscaping repair and maintenance, (c) the insurance specified in Sections 6.01 and 6.03, (d) telephone lines for fire and life safety equipment for the Premises and (e) Management Cost Recovery, which is limited to 3% of the Base Rent. Any other Operating Expenses (defined below) arising after commencement of the New Term are Tenant's responsibility and payable as Additional Rent.

     I. Section 4.04 of the Lease is hereby deleted for the New Term.

     J. Sections 5.01, 5.02, 5.03 of the Lease are hereby deleted for the New Term except for purposes of reference.

     K. Sections 6.01 and 6.03 of the Lease are hereby deleted for the New Term except for purposes of reference.

     L. Sections 7.01 through 7.05 are deleted for the New Term and replaced by:

     Section 7.01. "Operating Expenses" are all reasonable costs and expenses arising after commencement of the New Term of every kind and nature which Landlord shall pay or become obligated to pay in connection with ownership and operation of the Premises, surrounding property and supporting facilities which Landlord has not previously incurred during Tenant's occupancy of the Premises as of the commencement of the New Term which are incurred after commencement of the New Term by Landlord, excluding:

     (a) real estate taxes as specified in Section 5.01, (b) exterior landscaping repair and maintenance, (c) the insurance specified in Sections 6.01 and 6.03, (d) telephone lines for fire and life safety equipment for the Premises and (e) the Management Cost Recovery, which is limited to 3% of the Base Rent.

LANDLORD  __________
TENANT __________

     M. Section 8.01 of the Lease is amended as follows:

     (a) Subsection 8.01(c) is modified to substitute "commencement of the NEW TERM" for the term "Occupancy Date" in the third sentence.

     (b) The existing Subsection 8.01(d) is deleted and replaced with the following:

     Tenant shall schedule annual inspections of the roof of the Building each year and provide Landlord a roof inspection report from a qualified roofing inspection company, mutually agreed upon by Landlord and Tenant, on the form provided by Landlord and Tenant shall oversee and pay for all needed roof repairs and maintenance, as reasonably determined necessary by such inspection. Landlord reserves the right to perform its own inspection and Tenant shall pay for all repairs reasonably determined necessary by such inspection. In the event a roof replacement is necessary, the replacement will be the responsibility of the Landlord, and no portion of the expense of replacement will be passed on to the Tenant.

     N. Section 10.01 of the Lease is hereby deleted and replaced with the following:

     10.01 Compliance with Laws and Regulations

     Tenant's Obligations. Tenant, shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Tenant's use of the Premises, and shall faithfully observe in the use of the Premises all municipal ordinances and state and federal statutes now in force or which may hereafter be in force, provided, however, that in no event shall Tenant be responsible for improvements to the Premises that are structural or capital in nature, unless such alterations are required by law due to Tenant's particular use of the Premises (as opposed to office uses generally). The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any such ordinance or statute pertaining to the Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.

     O. Section 10.02 of the Lease is hereby deleted and replaced with the following:

LANDLORD  __________
TENANT __________

     10.02 Hazardous Materials. For purposes hereof, "Hazardous Materials" shall mean any and all flammable explosives, radioactive material, hazardous waste, toxic substance or related material, including but not limited to those chemicals known to cause cancer or reproductive toxicity and those materials and substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in the Environmental Laws. For purposes hereof, "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq; the Hazardous Materials Transportation Act, 39 U.S.C. Section 1801, et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Federal Clean Water Act, 33 U.S.C.
Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Porter-Cologne Water Quality Act, California Water Code Section 13020 et seq.; and the California Health and Safety Code, Section 25100 et seq., including all amendments thereto, replacements thereof, and regulations adopted and publications promulgated pursuant thereto.

     (a) Tenant agrees that during the term of this Lease, Tenant shall not violate any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water or environment conditions on, under or about the Premises including, but not limited to the Environmental Laws.

     (b) Tenant further agrees that, unless Tenant receives Landlord's prior written consent, which may be withheld in Landlord's reasonable discretion, during the Term of this Lease, there shall be no use, presence, disposal, storage, generation, release or threatened release of Hazardous Materials on, from or under the Premises by Tenant, its agents, employees, contractors or invitees, except that Tenant may use incidental amounts of office and custodial supplies on the Premises, provided they are used in compliance with Environmental Laws.

LANDLORD  __________
TENANT __________

     (c) Tenant shall advise Landlord in writing of any use, generation, storage, release, threatened release or disposal of Hazardous Materials by Tenant, its agents, employees, or contractors, of which it is aware. Tenant shall immediately notify Landlord in writing of any violation, inspection or enforcement proceeding under any environmental law concerning Tenant or the Premises of which Tenant becomes aware. Tenant shall make available to Landlord such information and records as Tenant may have and Landlord may request concerning the matters described herein. Tenant shall permit Landlord, its agents and engineers to inspect at reasonable times the Premises and any and all governmental agency files and records relating to Tenant or the Premises concerning Hazardous Materials and to conduct investigations and tests ("tests") concerning Hazardous Materials, provided that: (i) Landlord shall provide Tenant with written notice at least five (5) days in advance, (ii) all such tests shall be performed in a manner using diligent efforts to minimize interruptions to Tenant and Tenant's use of the Premises to the extent commercially reasonable, and, (iii) Landlord shall give Tenant at least ten (10) days prior written notification of the location of any drilling work to be performed, (iv) Tenant shall be entitled to have a representative present for all such testing, and (v) Landlord shall indemnify, defend, protect and hold Tenant harmless from any loss, damage, injury, or liability to Tenant's property and employees in and about the Premises caused by Landlord's agents, invitees, contractors, or employees, related to such testing. The tests provided for herein may be conducted by Landlord at or after termination or expiration of the Lease. In the event such testing shall demonstrate that Tenant has caused such Hazardous Materials to be present, Tenant shall pay Landlord within thirty (30) days after Landlord sends to Tenant an invoice therefor, the reasonable amount of all costs and expenses incurred by Landlord as a result thereof, including without limitation, those set forth in subparagraph (d), and costs of testing. In the event that such testing shall either not disclose the presence of any Hazardous Materials on the Premises, or does not demonstrate the Tenant to be the cause of the Hazardous Materials on the Premises, Landlord shall pay the costs of such testing solely, without benefit of contribution thereof from Tenant.

     (d) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to, reasonable attorneys' and consultants' fees and all costs and expenses in connection with any tests, evaluations or remediation or compliance arising from or related to Hazardous Uses or Release of Hazardous Materials or violations of Environmental Laws on or about the Premises due to the activities of Tenant or Tenant's agents, invitees, contractors or employees.

     (e) Notwithstanding anything to the contrary in this Lease, nothing herein shall prevent Tenant from using materials other than Hazardous Materials on the Premises that would be used in the ordinary course of its business as contemplated by this Lease. If during the Term of this Lease, Tenant contemplates utilizing Hazardous Materials (or assigns this Lease or sublease to any assignee or subtenant who utilizes Hazardous Material), Tenant shall obtain the prior written approval from Landlord to the use thereof, which approval shall not be unreasonably withheld.

LANDLORD  __________
TENANT __________

     P. Prior Agreements. This Second Amendment contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Second Amendment, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. This Second Amendment shall not be effective or binding on any party until fully executed by both parties hereto.

     Q. Effectiveness of Lease. Except as expressly amended hereby, all of the terms, covenants, conditions, provisions and agreements of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment a of the date first above written.


LANDLORD                                  TENANT

NORTHERN TRUST BANK OF CALIFORNIA N.A.,   KOMAG MATERIAL
not individually but as Special Trustee   TECHNOLOGY, INC.
under agreement dated March 2, 1998       a California corporation
and known as Trust Number 22-48166

THE NORTHERN TRUST COMPANY                By:
as Custodian for the Motion Picture           ----------------------------------
Industry Individual Account Plan          Its:
                                               ---------------------------------
FIRST HAWAIIAN BANK,
as Custodian for the Hawaii
Carpenters Pension Fund

BASIC PRE, Inc.,
a California corporation

SUPPLEMENTAL PRE, Inc.,
a California corporation

WELLS FARGO BANK, N.A.
(Successor by merger to
First Interstate Bank of California),
as Corporate Co-Trustee for the
Western States Office & Professional
Employees Pension Fund

By:  McMorgan & Company
Its: Investment Manager

By:
     ------------------------------
     Patrick Murray
     Vice President

Date:
     ------------------------------

                                      -8-

LANDLORD  __________
TENANT __________